                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use by the
[X]  Definitive Proxy Statement              Commission Only (as permitted by
[ ]  Definitive Additional Materials         Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  EZENIA! INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials


[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

[LOGO APPEARS HERE]



                                                                   April 3, 2002

Dear Shareholder:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Ezenia! Inc., which will be held at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, on Wednesday, May 22, 2002 at 10:00 a.m., EST.

     The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. The Company's Annual Report to Shareholders is also enclosed for your information.

     All shareholders are invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

     (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

     (B) Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card); or

     (C)  Vote via the Internet (see instructions on the enclosed Proxy Card).

     The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the telephone or Internet are set forth in the Proxy Card. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, VOTE VIA THE TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Very truly yours,

Khoa D. Nguyen
Chairman and
Chief Executive Officer

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803
                          -----------------------------
                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                          -----------------------------


TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Meeting") of Ezenia! Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 22, 2002 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803. The purposes of the Meeting shall be:

     1. To elect one Class I Director to hold office for a three-year term and until such Director's respective successor has been duly elected and qualified.

     2. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors for the Company for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record on the books of the Company at the close of business on March 25, 2002 will be entitled to notice of and to vote at the Meeting.

         Please sign, date and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience. If you return the proxy or vote via telephone or the Internet, you may nevertheless attend the Meeting and vote your shares in person.

     All shareholders of the Company are cordially invited to attend the Meeting.

                                       By Order of the Board of Directors,

                                       Stephen G. Bassett
                                       Secretary

Burlington, Massachusetts
April 3, 2002




-------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE (I) SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (II) OTHERWISE VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.
-------------------------------------------------------------------------------

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803
                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------


            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ezenia! Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 22, 2002 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, and any adjournments thereof.

     Registered shareholders can vote their shares (1) by mailing their signed Proxy Card, (2) via a toll-free telephone call from the U.S. or Canada or (3) via the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The Company believes that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed Proxy Card.

     Shares represented by duly executed proxies received by the Company prior to the Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions with respect to one or more proposals, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR each such proposal and at their discretion with respect to any other proposals that may properly come before the Meeting. The persons named as proxies are employees of the Company.

     Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed Proxy Card, by written notice of revocation to the Secretary of the Company at the address of the Company set forth above or by voting in person at the Meeting. If a shareholder does not intend to attend the Meeting, any written proxy or notice should be returned for receipt by the Company, and any telephonic or Internet vote should be made, not later than the close of business on May 21, 2002. The Company will bear the cost of solicitation of proxies relating to the Meeting.

     Only shareholders of record as of the close of business on March 25, 2002 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date there were 13,631,880 shares (excluding treasury shares) of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement. The mailing address of the Company's principal executive offices is Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803.

     This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 10, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2002 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each member of the Company's Board of Directors (the "Board of Directors"), (iii) each of the Named Executive Officers (as defined under "Summary Compensation" below) and (iv) all directors and executive officers as a group.

     DIRECTORS, OFFICERS AND 5% SHAREHOLDERS          SHARES BENEFICIALLY OWNED
-------------------------------------------------     -------------------------
                                                        NUMBER        PERCENT
State of Wisconsin Investment Board (1)               2,563,000        18.80%
     121 East Wilson Street
     Madison, Wisconsin 53707

Khoa D. Nguyen (2)                                      829,497          5.76%

John F. Keane, Jr. (3)                                   27,900             *

John A. McMullen (4)                                     17,900             *

Roy G. Perry (5)                                         23,900             *

Stephen G. Bassett (6)                                  130,501             *

Paul W. Haverstock (7)                                   77,500             *

Edward C. Wade (8)                                      158,898         1.16%

Arthur J. Souza (9)                                           0             *

Steven M. Chomicz (10)                                        0             *

All executive officers and directors as a group       1,266,096         8.60%
(9 persons)(11)


----------------------------
* Less than 1%

(1) Based on information contained in Schedule 13G/A filed by the State of Wisconsin Investment Board on February 12, 2002.

(2) Includes 760,313 shares that Mr. Nguyen has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(3) Includes 17,900 shares that Mr. Keane has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(4) Represents shares that Mr. McMullen has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(5) Includes 17,900 shares that Mr. Perry has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(6) Includes 127,501 shares that Mr. Bassett has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(7) Represents shares that Mr. Haverstock has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(8) Includes 84,532 shares that Mr. Wade has the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

(9)  Mr. Souza's employment with the Company ceased in August 2001.

(10) Mr. Chomicz's employment with the Company ceased in April 2001.

(11) Includes 1,103,546 shares that directors and executive officers of the Company have the right to acquire within 60 days of March 1, 2002 by the exercise of stock options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for the Company's Chief Executive Officer and the next five most highly compensated executive officers, including two individuals who were not serving as executive officers of the Company at the end of fiscal year 2001 (the "Named Executive Officers").


                                                            ANNUAL COMPENSATION
                                             ----------------------------------------------  LONG-TERM
                                                                            OTHER ANNUAL    COMPENSATION    ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR       SALARY ($)       BONUS ($)    COMPENSATION ($)  OPTIONS (#)  COMPENSATION ($)
---------------------------       ----       ----------       ---------    ----------------  -----------  ----------------

KHOA D. NGUYEN                    2001        250,000              --          --           100,000           1,275 (1)
  President and                   2000        240,000         132,000          --           250,000           1,497 (1)
   Chief Executive Officer        1999        200,000         120,000          --           235,500           2,400 (1)

STEPHEN G. BASSETT                2001        190,000          38,000          --            30,000             --
   Chief Financial Officer,       2000        175,000          91,000 (2)      --           150,000 (3)         --
   Treasurer and Secretary        1999 (4)     34,469              --          --            --                 --

PAUL W. HAVERSTOCK                2001 (5)    169,231          50,000 (6)                   180,000 (7)        688  (1)
   Vice President of
   Research and Development

EDWARD C. WADE                    2001        150,000          30,000          --             9,500           2,003 (1)
   Vice President of              2000        140,000          22,500          --            40,000           2,485 (1)
   Manufacturing                  1999        139,974          30,000          --            18,000           2,400 (1)

ARTHUR J. SOUZA                   2001 (8)    155,000              --                        10,000          32,342 (9)
   Vice President of Marketing    2000        139,961          25,200          --            69,500           2,279 (1)
   and Business Development       1999        114,615           5,000          --            10,500           2,279 (1)

STEVEN M. CHOMICZ                 2001 (10)   167,448 (11)         --          --            10,000             191 (1)
   Vice President of              2000 (12)   172,296 (13)     10,000 (6)      --           110,000 (14)        547 (1)
   Worldwide Sales



(1) Represents the dollar amount of the Company's matching contribution under the Company's 401(k) Plan.

(2)  Includes a $15,000 signing bonus.

(3) Includes 100,000 options granted upon the commencement of employment as Chief Financial Officer.

(4)  Mr. Bassett joined the Company in November 1999.

(5)  Mr. Haverstock joined the Company in March 2001.

(6)  Represents amount paid as a signing bonus.

(7) Represents options granted upon the commencement of employment with the Company.

(8)  Mr. Souza's employment with the Company terminated in August 2001.

(9) Consists of $31,000 paid in connection with the termination of Mr. Souza's employment with the Company and $2,342 paid in connection with the Company's matching contribution under the Company's 401(k) Plan.

(10) Mr. Chomicz's employment with the Company terminated in April 2001.

(11) Consists of $139,633 in base salary and $27,815 in commissions.

(12) Mr. Chomicz commenced employment with the Company in March 2000.

(13) Consists of $123,365 in base salary and $48,931 in commissions.

(14) Includes 80,000 options granted upon the commencement of employment.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal year 2001.

                                         INDIVIDUAL GRANTS
                      ----------------------------------------------------------
                                                                                POTENTIAL REALIZABLE VALUE AT
                                         PERCENT OF                             ASSUMED ANNUAL RATES OF STOCK
                         OPTIONS       TOTAL OPTIONS                            PRICE APPRECIATION FOR OPTION
                         GRANTED         GRANTED TO    EXERCISE                           TERM (1)
                      -------------     EMPLOYEES IN    PRICE     EXPIRATION    ----------------------------
    NAME              DATE      (#)     FISCAL YEAR   ($/SH)(2)      DATE             5%             10%
    ----              ----      ---     -----------   ----------  ----------    ------------    ------------
Khoa D. Nguyen         1/01   100,000      11.80%       1.875        1/11          117,918         298,827

Stephen G. Bassett     1/01    30,000       3.54%       1.875        1/11           35,375          89,648

Paul W. Haverstock     3/01   180,000      21.24%       1.250        3/11          141,501         358,592

Edward C. Wade         1/01     9,500       1.12%       1.875        1/11           11,202          28,388

Arthur J. Souza        1/01    10,000       1.18%       1.875         (3)           11,792          29,883

Steven M. Chomicz      1/01    10,000       1.18%       1.875         (4)           11,792          29,883

----------------------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

3) Mr. Souza's options terminated following the cessation of his employment with the Company in August 2001.

(4) Mr. Chomicz's options terminated following the cessation of his employment with the Company in April 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning each exercise of stock options by each of the Named Executive Officers during fiscal year 2001 and the value of unexercised "in-the-money" options at the end of that fiscal year.

                     SHARES                      NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-THE-MONEY
                  ACQUIRED ON      VALUE       OPTIONS AT FISCAL YEAR-END     OPTIONS AT FISCAL YEAR-END (1)
   NAME           EXERCISE (#)  REALIZED ($)  EXERCISABLE/UNEXERCISABLE (#)    EXERCISABLE/UNEXERCISABLE ($)
   ----           ------------  ------------  ----------------------------  ---------------------------------
Khoa D. Nguyen          --           --             586,219 / 374,281                    0 / 0
Stephen G. Bassett      --           --              65,000 / 115,000                    0 / 0
Paul W. Haverstock                                   30,000 / 150,000                    0 / 0
Edward C. Wade          --           --              56,843 / 43,1578                    0 / 0
Arthur J. Souza         --           --                     0 / 0 (2)                       --
Steven M. Chomicz       --           --                     0 / 0 (3)                       --

-----------

(1) Based on the closing price on the Nasdaq National Market System for a share of Common Stock on December 31, 2001 of $0.410.

(2) Mr. Souza's options terminated following the cessation of his employment with the Company in August 2001.

(3) Mr. Chomicz's options terminated following the cessation of his employment with the Company in April 2001.


BENEFIT PLANS

     The Company currently provides certain benefits to its eligible employees (including its executive officers) through the benefit plans described below:

     1991 STOCK INCENTIVE PLAN. The Company maintained an Amended and Restated 1991 Stock Incentive Plan (the "1991 Stock Incentive Plan") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees, officers and consultants to contribute to the success of the Company. By its terms, the 1991 Stock Incentive Plan terminated in March 2001. No additional awards may be granted under the 1991 Stock Incentive Plan, but outstanding awards will continue to remain in effect in accordance with their terms.

     1995 EMPLOYEE STOCK PURCHASE PLAN. The Company maintains a 1995 Employee Stock Purchase Plan (the "ESPP") to provide incentive to employees and to encourage ownership of Common Stock by all eligible employees of the Company and its subsidiaries. Employees of the Company may participate in the ESPP by authorizing payroll deductions generally over a six month period, with the proceeds being used to purchase shares of Common Stock for the participant at a discounted price. The ESPP is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. In May 2001, the shareholders of the Company authorized an increase in the number of shares issuable under the ESPP from 600,000 shares to 900,000 shares.

     2001 STOCK INCENTIVE PLAN. The primary purpose of the 2001 Stock Incentive Plan is to enable the Company to continue issuing shares of the Company's Common Stock to existing personnel and to attract and retain qualified employees, officers, directors, advisors and consultants through grants of stock options, restricted stock awards or stock grants. The Company's officers and directors represent less than a majority of the participants in the 2001 Stock Incentive Plan and may not receive a majority of the grants thereunder.

     SAVINGS PLAN. The Company sponsors a savings plan for its employees which has been qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Eligible employees are permitted to contribute to the 401(k) Plan through payroll deductions within statutory and plan limits. Contributions from the Company are made at the discretion of the Board of Directors. Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees' contributions to the 401(k) Plan, and in 1997, 1998, 1999 and 2000 the Company made a matching contribution of thirty percent (30%) of employee contributions to the extent employee contributions equaled five percent (5%) or more of such employee's gross compensation. The Company maintains comparable plans under local laws and regulations for its non-U.S. employees.

EMPLOYMENT AGREEMENTS

     In 1998, the Company entered into an agreement with Mr. Nguyen that provides for certain benefits in the event of a termination of his employment without cause and upon the occurrence of certain events. Under the agreement, in the event the Company elects to terminate Mr. Nguyen's employment or to diminish his status, other than for cause, Mr. Nguyen shall be entitled to receive, (i) for a period of twelve months, a salary equal to the highest annualized salary rate in effect for him within the previous twelve months and (ii) his then-current targeted annual incentive bonus. The agreement also provides for certain benefits in the event of a change in control. In the event of a change in control, the outstanding options held by Mr. Nguyen under the Company's option plans shall become exercisable in full. The agreement further provides that if Mr. Nguyen is terminated or his status is diminished (other than for cause) within twenty-four months after a change in control, Mr. Nguyen is entitled to an immediate payment of two times his base compensation for the fiscal year immediately preceding the termination or change, plus two times his targeted annual bonus for the fiscal year then in effect.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). During 2001, the Compensation Committee was composed of William E. Foster and John A. McMullen, each an independent director. Currently, John A. McMullen is the sole member of the Compensation Committee. The Compensation Committee establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

COMPENSATION PHILOSOPHY

     The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

o Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement and retain the leadership and skills necessary to build long-term shareholder value.

o Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

o Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

COMPENSATION PROGRAM

     The Company's executive compensation program has three major integrated components, base salary, annual incentive awards and long-term incentives.

     BASE SALARY. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives and the needs of the Company. Overall, the Compensation Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these networking companies.

     INCENTIVE AWARDS. The Company's executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes annual incentive opportunities for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. In 2001, the formula for these bonuses was based on a combination of individual objectives and Company revenue and profitability objectives.

     LONG-TERM INCENTIVES. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company has provided long-term incentives through its Amended and Restated 1991 Stock Incentive Plan and continues to do so through its 2001 Stock Incentive Plan. The purpose of long-term incentive stock options is to create a direct link between executive compensation and increase in shareholder value. The 1991 Stock Incentive Plan terminated in March 2001. No additional awards may be granted under the 1991 Stock Incentive Plan, but outstanding awards will continue to remain in effect in accordance with their terms. Presently, awards are granted under the 2001 Stock Incentive Plan. Stock options are generally granted at fair market value and vest in installments, generally over four years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Nguyen's base salary for the year ended December 31, 2001 was $250,000. The Chief Executive Officer may also be entitled to an annual cash bonus depending on the Company's achievement of certain performance objectives, including certain growth milestones in sales and earnings during a fiscal year, as compared to the preceding fiscal year. Any such cash bonus will be computed on a formula basis established by the Compensation Committee. For the year ended December 31, 2001, Mr. Nguyen was not paid a cash bonus. In January 2001, the Board of Directors granted Mr. Nguyen an option to purchase 100,000 shares of the Company's Common Stock at the then fair market value of $1.875 per share, such option vesting in four annual installments of twenty-five percent (25%) each.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1,000,000 for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to the Company's 2001 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1,000,000 limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                          Respectfully Submitted by the Compensation Committee,

                                           John A. McMullen


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed on February 1, 1995. No current or former member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries.

COMPENSATION OF DIRECTORS

     In April 1995, the Board of Directors and shareholders approved the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-employee director of the Company be granted an option to acquire 15,000 shares of common stock on the date that person becomes a director, and annually be granted, beginning with the January 1 falling at least 12 months after a Director's initial grant, an option to purchase an additional 3,000 shares. Options are granted at a price equal to the fair market value on the date of grant. The option becomes exercisable over a four-year period, and the term of the option is ten years from the date of grant. Two hundred thousand shares of common stock have been reserved for issuance under the Director Plan of which 34,950 were available at December 31, 2001 for future grant.

     The Company pays each Director a fee of $2,000 per official meeting of the Board of Directors attended by such Director. In addition, the Company pays each Director a fee of $500 per official Committee meeting attended by such Director.

SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and ten percent (10%) holder complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 2001, except that Mr. Chomicz, whose employment with the Company ceased in April 2001, filed a late Form 5 reporting one transaction.

STOCK PERFORMANCE GRAPH

         The following graph compares the change in the shareholder return on the Company's Common Stock against the return for the Nasdaq Stock Market Index and the Nasdaq Electronic Components Stock Index (SIC Code 367), as calculated by the Center for Research in Security Prices by the University of Chicago Graduate School of Business, for the period beginning December 31, 1996 and ending December 31, 2001.


                      STOCK PERFORMANCE GRAPH APPEARS HERE


                 Ezenia! Inc.    NASDAQ Stock Market Index     SIC Code 367
Base Value           42.5                 425.383                1179.961
                 Ezenia! Inc.    NASDAQ Stock Market Index     SIC Code 367
   12/31/1996        $100                    $100                    $100
   12/31/1997         $37                    $122                    $105
   12/31/1998         $43                    $173                    $162
   12/31/1999         $19                    $312                    $317
   12/31/2000          $3                    $193                    $247
   12/31/2001          $1                    $153                    $169

Assume $100 investment invested at May 31




This graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Index and the Nasdaq Electronic Components Stock Index as of December 31, 1996 and assumes dividends were reinvested. Additional measurement points are at the remaining month ends for the years ended December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each class serves a three-year term. The term of the current Class I Director will expire at the Meeting. All directors will hold office until their successors have been duly elected and qualified.

     The Board of Directors has nominated John A. McMullen for reelection as Class I Director, to hold office until the Annual Meeting of Shareholders to be held in 2005 and until his respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for the nominee will be voted FOR the election of the nominee. The nominee has indicated his willingness to serve, if elected; however, if the nominee should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

     There is currently a vacancy on the Board of Directors of the Company for which no nominee is named herein. This vacancy may be filled at a later date by the Board of Directors in accordance with the by-laws of the Company if a suitable candidate is found. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     The following table sets forth for the nominee to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, his age, the position(s) currently held by the nominee and each director with the Company, the year the nominee and each director was first elected a director, the year the nominee's and each director's term will expire and the class of director of the nominee and director.

                                                                             YEAR TERM    CLASS OF
                                                                             ---------    --------
NOMINEE OR DIRECTOR'S NAME    AGE    POSITION(S) HELD      DIRECTOR SINCE   WILL EXPIRE   DIRECTOR
---------------------------   ---    ----------------      --------------   -----------   --------
John A. McMullen              60      Director                 2000             2002          I

Roy G. Perry                  45      Director                 2000             2003         II

Khoa D. Nguyen                48      Chairman, President      1997             2004        III
                                      and Chief Executive
                                      Officer

John F. Keane, Jr.            42      Director                 2000             2004        III


     JOHN A. MCMULLEN joined the Board of Directors of the Company in February 2000. Since 1984, Mr. McMullen has been the Managing Principal of Cambridge Meridian Group Inc., a management consulting and business advisory company. Mr. McMullen also serves as a Director of MRO Software, Inc.

     ROY G. PERRY joined the Board of Directors of the Company in February 2000. Since August 2001, Mr. Perry has served as Vice President, Global Supply Chain, for Louisville Stortek. Previously, Mr. Perry was employed by Dell Computer Corporation where he served from February 2001 to August 2001 as Vice President, Worldwide Manufacturing, from August 1999 to February 2001 as Vice President, HSB Operations and Nashville Fulfillment Campus and from May 1997 to August 1999 as Vice President, Dimensions and Portables Manufacturing. From 1993 to May 1997, Mr. Perry had been employed at Allied Signal Corporation where he served as Vice President of CAS Operations.

     KHOA D. NGUYEN has been a Director of the Company since December 1997. Mr. Nguyen was named President and Chief Executive Officer of the Company effective April 9, 1998. Previously, he had been Executive Vice President and Chief Operating Officer of the Company since September 1997. Prior to joining the Company, Mr. Nguyen had been employed at PictureTel Corporation, a videoconferencing company, where he served as Chief Technology Officer and General Manager of the Group Systems and Networking Products divisions from February 1994 to August 1996 and as Vice President of Engineering from January 1993 to February 1994. From August 1991 to December 1992, he was Vice President of Engineering at VTEL Corporation, a videoconferencing company. Previously, Mr. Nguyen held various research and development positions at IBM Corporation.

     JOHN F. KEANE, JR. joined the Board of Directors of the Company in February 2000. Mr. Keane is a founder and, since July 2000, has been the Chief Executive Officer of ArcStream Solutions, a wireless consulting and systems integration firm. Previously, Mr. Keane had been employed by Keane, Inc., a provider of e-business, information technology and consulting services and served as President from November 1999 to July 2000, as Co-President from September 1997 to November 1999 and as a Senior Vice President and Area Manager from January 1995 to September 1997. Mr. Keane has been a director of Keane, Inc. since May 1998. Additionally, Mr. Keane is a Director of BDirect Capital.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held a total of five meetings during the year ended December 31, 2001. During that period the Audit Committee of the Board of Directors held two meetings and the Compensation Committee of the Board of Directors held one meeting. Each of the current directors, other than Mr. Perry who was unable to attend two meetings, attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board of Directors on which the director served during the year.

     Mr. McMullen is the sole member of the Compensation Committee. The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock option plans.

     The Audit Committee consists of Messrs. Keane, McMullen and Perry. The Audit Committee recommends engagement of the Company's independent auditors, consults with the Company's auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results and reviews the Company's financial controls. The Audit Committee is governed by a written charter which was adopted by the Board of Directors on April 27, 2000 and included as an appendix to the Company's proxy statement furnished in 2001. Each member of the Audit Committee is an "independent director" as defined in the National Association of Securities Dealers' listing standards.

     The Board of Directors has no standing nominating committee.

AUDIT COMMITTEE REPORT

     During the fiscal year ended December 31, 2001, the Audit Committee of the Board of Directors consisted of Messrs. Keane, McMullen and Perry. The Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company and the Company's independent auditors, Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the Statement of Auditing Standards No. 61. These discussions included the scope of the independent auditor's responsibilities, significant accounting adjustments, any disagreements with management and discussions of the quality, not just the acceptability, of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     In addition, the Audit Committee reviewed the written disclosures and the letter from Ernst & Young LLP relating to the independence of such firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP that firm's independence. The Audit Committee satisfied itself as to Ernst & Young LLP's independence.

     Based on the above referenced reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                 Respectfully Submitted by the Audit Committee,

                                          John F. Keane, Jr.
                                          John A. McMullen
                                          Roy G. Perry

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, IN WHOLE OR IN PART, THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR WILL THIS REPORT BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

CERTAIN TRANSACTIONS

     No transactions occurring between January 1, 2001 and the date hereof are to be reported in this section, other than compensatory arrangements discussed elsewhere in this Proxy Statement.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

                                 PROPOSAL NO. 2
                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed the firm of Ernst & Young LLP, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2002. Ernst & Young LLP has served as the Company's independent auditors since 1993. It is expected that a member of the firm of Ernst & Young LLP will be present at the Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statement for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year totaled $139,950.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage Ernst & Young LLP to provide financial systems design and implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed for all other services rendered by Ernst & Young for the fiscal year ended December 31, 2001 totaled $243,750. All other fees primarily include tax compliance fees for U.S. federal and international tax returns, assistance with tax planning strategies, statutory audit services required by local laws in certain overseas locations in which the Company conducts business, fees for an audit of the Company's employee benefit plan, fees related to filings with the Securities and Exchange Commission.

AUDITOR INDEPENDENCE

     The Audit Committee considered whether the provision of services covered under "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence in determining whether to appoint Ernst & Young LLP as the Company's independent auditors.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS.

                                VOTING PROCEDURES

     The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class I Director and the affirmative vote of a majority of such shares is required for the ratification of the appointment of the Company's auditors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.


                                 OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If other business should come before the Meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.


                              SHAREHOLDER PROPOSALS

     It is currently contemplated that the 2003 Annual Meeting of Shareholders will be held on or about May 21, 2003. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company and/or for inclusion in the agenda for that meeting must be received at the Company's principal executive offices not later than December 19, 2002. It is suggested that proponents submit their proposals by certified mail, return receipt requested.



Dated:  April 3, 2002

                                                                           ANNEX

                               FORM OF PROXY CARD
                                   [SIDE ONE]







                                      PROXY

                                  EZENIA! INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF THE COMPANY FOR ITS ANNUAL MEETING
                                  MAY 22, 2002


     The undersigned hereby appoints Khoa D. Nguyen and Stephen G. Bassett as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all shares of Common Stock of Ezenia! Inc. held of record by the undersigned on March 25, 2002 at the Annual Meeting of Stockholders to be held at the Offices of the Company, 63 Third Avenue, Burlington, Massachusetts on May 22, 2002 and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                   [SIDE TWO]


------------------------------                            ------------------------
VOTE BY TELEPHONE                                         VOTE BY INTERNET
------------------------------                            ------------------------
It's fast, convenient, and immediate!                     It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                      confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
------------------------------------------------------    ---------------------------------------------------

Follow these four easy steps:                              Follow these four easy steps:

1.  Read the accompanying Proxy Statement and Proxy        1.  Read the accompanying Proxy Statement and
    Card.                                                      Proxy Card.

2.  Call the toll-free number                              2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).                           HTTP://WWW.EPROXYVOTE.COM/EZEN
                                                               ------------------------------

3.  Enter your Voter Control Number located on your        3.  Enter your Voter Control Number located
    Proxy Card above your name.                                on your Proxy Card above your name.

4.  Follow the recorded instructions.                      4.  Follow the Instructions provided.

------------------------------------------------------    ---------------------------------------------------
YOUR VOTE IS IMPORTANT!                                   YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                              GO TO HTTP://WWW.EPROXYVOTE.COM/EZEN ANYTIME!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect one Class I Director to hold office for a three-year term and until his/her respective successor has been duly elected and qualified.

     Nominee: (01)  John A. McMullen

                    |_|  FOR     |_|  WITHHELD

2. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors of the Company for the fiscal year ending December 31, 2002.
                                   |_|  FOR      |_|  AGAINST     |_|  ABSTAIN

3. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     |_|

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature:               Date:        Signature:                   Date:
          ---------------     -------           -------------------     -------